EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (“Agreement”) is entered into to be effective as of March 1, 2007 by GTREX Capital, Inc., a Delaware corporation (the “Company”) and Ronald Lindsay (the “Executive”).

WHEREAS, the Company desires to retain the services of the Executive as President of the Company and the Executive desires to render such services on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual promises contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.

Employment Term.  The Company employs the Executive and the Executive accepts employment by the Company, upon the terms and subject to the conditions set forth in this Agreement, until February 28, 2008; provided, however, that such employment may be sooner terminated pursuant to the terms of this Agreement.

2.

Management of the Company.  The Executive shall devote the Executive's time, best efforts, attention and skill to, and shall perform faithfully, loyally and efficiently the Executive's duties as President of the Company.  Further, the Executive will punctually and faithfully perform and observe any and all rules and regulations which the Company may now or shall hereafter reasonably establish governing the Executive's conduct and the conduct of the Company's business which are consistent with this Agreement.

3.

Compensation; Benefits.  In consideration of the services rendered to the Company by the Executive, the Company shall pay the Executive a salary at the annual rate of $24,000 (the “Salary”).  The Salary shall accrue until the 90 day stated goals are met. The Salary shall be payable in accordance with the normal payroll practices of the Company then in effect.  The Salary, and all other forms of compensation paid to the Executive hereunder, shall be subject to all applicable taxes required to be withheld by the Company pursuant to federal, state or local law.  The Executive shall be solely responsible for income taxes imposed on the Executive by reasons of any cash or non-cash compensation and benefits provided by this Agreement. The Salary shall be payable, in cash, registered common stock or restricted common stock, or other securities of the Company as the Company and the Executive may agree from time to time.

In addition to the Salary, during the Employment Term, the Executive shall be entitled to: (i) all legal and religious holidays and two (2) weeks paid vacation per annum; (ii) participate in all employee benefit plans and/or arrangements adopted by the Company relating to pensions, hospital, medical, dental, disability and life insurance, deferred salary and savings plans, and other similar employee benefit plans or arrangements to the extent that the Executive meets the eligibility requirements for any such plan as in effect from time to time; (iii) payment by the Company directly, or reimbursement by the Company for, reasonable and customary business and out-of-pocket expenses incurred by the Executive in connection with the performance by the Executive of the Executive's duties under this Agreement in accordance with the Company's policies and practices for reimbursement of such expenses, as in effect from time to time, including, without limitation, reasonable and necessary travel, lodging, entertainment and meals incurred by the Executive in furtherance of the Company's business and at the Company's request.

BONUSES.  The Company and the Executive agree that the Executive shall be entitled to a one time signing bonus of 10,000,000 (ten million) restricted shares of the Company’s common stock. Furthermore, the Company and the Executive agree that the Executive shall be entitled to periodic bonus compensation based upon the discretion of the Company’s board of directors.

INCENTIVES.  In addition to the payment of Base Salary, the Executive shall be eligible for any employee benefit plan or other benefit package that is implemented by the board of directors.

4.

Termination of Employment.  The Executive's employment hereunder shall terminate upon the earliest to occur of any the following events, on the dates and at the times specified below:

(i)  the close of business on February 28, 2008 (the “Expiration Date”);

(ii)  the close of business on the date of the Executive's death (“Death”);

(iii)  the close of business on the Termination Date (as defined below) specified in the Notice of Termination (as defined below) which the Company shall have delivered to the Executive due to the Executive's Disability.  “Disability” shall mean if (i) the Executive is absent from work for 30 calendar days in any twelve-month period by reason of illness or incapacity whether physical or otherwise) or (ii) the Company reasonably determines that the Executive is unable to perform his duties, services and responsibilities by reason of illness or incapacity (whether physical or otherwise) for a total of 30 calendar days in any twelve-month period during the Employment Term.  The Executive agrees, in the event of any dispute under this Section, and after receipt by the Executive of such Notice of Termination from the Company, to submit to a physical examination by a licensed physician selected by the Company.  The Executive may seek a second opinion from a licensed physician acceptable to the Company.  If the results of the first examination and the second examination are different, a licensed physician selected by the physicians who have performed the first and second examinations shall perform a third physical examination of the Executive, the result of which shall be determinative for purposes of this Section;

(iv)  the close of business on the Termination Date specified in the Notice of Termination which the Executive shall have delivered to the Company to terminate his employment (“Voluntary Termination”);

(v)  the close of business on the Termination Date specified in the Notice of Termination which the Company shall have delivered to the Executive to terminate the Executive's employment for Cause.  “Cause” as used herein means termination based on (i) the Executive's material breach of this Agreement, (ii) conviction of the Executive for (a) any crime constituting a felony in the jurisdiction in which committed, (b) any crime involving moral turpitude whether or not a felony), or (c) any other criminal act against the Company involving dishonesty or willful misconduct intended to injure the Company (whether or not a felony), (iii) substance abuse by the Executive, (iv) the failure or refusal of the Executive to follow one or more lawful and proper directives of the Board of Directors delivered to the Executive in writing, or (v) willful malfeasance or gross misconduct by the Executive which discredits or damages the Company.

Any purported termination by the Company or the Executive (other than by reason of Death or on the Expiration Date) shall be communicated by written Notice of Termination to the other.  As used herein, the term “Notice of Termination” shall mean a notice which indicates the specific termination provision in this Agreement relied upon and sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.  After receipt of a Notice of Termination, the Executive shall continue to be available to the Company on a part-time basis at reasonable and customary hourly rates to assist in the necessary transition.

As used herein, the term “Termination Date” shall mean, (i) in the case of Death, the date of the Executive's death, (ii) in the case of expiration of the term hereof, the Expiration Date, or (iii) in all other cases, the date specified in the Notice of Termination.

5.

Employee Covenants.

Trade Secrets and Proprietary Information.  The Executive agrees and understands that due to the Executive's position with the Company, the Executive will be exposed to, and has received and will receive, confidential and proprietary information of the Company or relating to the Company's business or affairs collectively, the “Trade Secrets”), including but not limited to technical information, product information and formulae, processes, business and marketing plans, strategies, customer information, other information concerning the Company's services or products, promotions, development, financing, expansion plans, business policies and practices and other forms of information considered by the Company to be proprietary and confidential and in the nature of trade secrets.

6.

Representations and Warranties of the Executive.  The Executive represents and warrants to the Company that:

(i)  The Executive's employment by the Company as contemplated will not conflict with, and will not be constrained by, any prior or current employment, consulting agreement or relationship, whether written or oral; and

(ii)  The Executive does not possess confidential information arising out of any employment, consulting agreement or relationship with any person or entity other than the Company which could be utilized in connection with the Executive's employment by the Company.

7.

Binding Effect or Assignment.  This Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, executors, representatives, states, successors and assigns, including any successor or assign to all or substantially all of the business and/or assets of the Company, whether direct or indirect, by purchase, merger, consolidation, acquisition of stock, or otherwise; provided, however, that the Executive, or any beneficiary or legal representative of the Executive, shall not assign all or any portion of the Executive's rights or obligations under this Agreement without the prior written consent of the Company.

8.

Notices.  All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt.

9.

Amendment and Modification.  No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by each of the Executive and the Company. No such waiver or discharge by either party hereto at any time or any waiver or discharge of any breach by the other party hereto of, or compliance with, any condition or provision of this agreement to be performed by such other party, shall be deemed a waiver or discharge of similar or dissimilar provisions or conditions, or a waiver or discharge of any breach of any provisions, at the same or at any prior or subsequent time.

10.

Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of California without giving effect to the conflict of law principles of that state.

11.

Severability.  In the event that any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other portion of this Agreement, and this Agreement shall be construed as if such provision had never been contained herein.

12.

Withholding Taxes.  Notwithstanding anything contained herein to the contrary, all payments required to be made hereunder by the Company to the Executive, or his estate or beneficiaries, shall be subject to the withholding of such amounts as the Company may reasonably determine it should withhold pursuant to any applicable federal, state or local law or regulation.

13.

Arbitration of Disputes.  The parties hereto mutually consent to the resolution by arbitration of all claims and controversies arising out of or relating to this Agreement.

14.

Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

15.

Entire Agreement.  This Agreement constitutes the entire agreement between the parties and supersedes any and all prior agreements, written or oral, understandings and arrangements, either oral or written, between the parties with respect to the subject matter, and shall, as of the date hereof, constitute the only employment agreement between the parties.

16.

Further Assurances.  Each party shall do and perform, or cause to be done and performed, all further acts and things and shall execute and deliver all other agreements, certificates, instruments, and documents as any other party reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated.

17.

Construction.  The headings in this Agreement are for reference purposes only and shall not limit or otherwise affect the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first above written.

“Company”

By: /s/ Gary Nerison

Name: Gary Nerison, Chairman

“Executive”

By: /s/ Ronald Lindsay

Name: Ronald Lindsay, President